As filed with the Securities and Exchange Commission on October 7, 2009.
Registration No. 333-161723

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ORBITZ WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-5337455 (I.R.S. Employer Identification Number)
500 W. Madison Street
Suite 1000
Chicago, Illinois 60661
(312) 894-5000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James P. Shaughnessy
Senior Vice President, Chief Administrative Officer and General Counsel
Orbitz Worldwide, Inc.
500 W. Madison Street
Suite 1000
Chicago, Illinois 60661
(312) 894-5000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Richard D. Truesdell, Jr.
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
(212) 450-4000
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
     This Amendment is filed to (i) amend the information in Item 14 of the Registration Statement and (ii) file the exhibit indicated in Item 16 of the Registration Statement. No change is made to the prospectus constituting Part I of the Registration Statement or Items 15 or 17 of Part II of the Registration Statement.

1

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other expenses of issuance and distribution
     The following table sets forth the costs and expenses to be borne by the Registrant in connection with the offerings described in this Registration Statement.

Registration fee	$8,370
Financial Industry Regulatory Authority, Inc. filing fee	$15,500
Transfer agent and trustee fees and expenses	$20,000	*
Printing	$25,000	*
Accounting fees and expenses	$20,000	*
Legal fees and expenses	$50,000	*
Miscellaneous	$20,000	*

Total	$158,870

*	Estimate.
Item 15. Indemnification of directors and officers
     Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Article VIII of the Registrant’s by-laws provides for indemnification by the Registrant of its directors, officers and employees.
     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s certificate of incorporation provides for such limitation of liability.
     The Registrant maintains standard policies of insurance under which coverage is provided to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act.
     The Registrant has entered into indemnity agreements with its directors and certain of its officers. The indemnity agreements provide that the Registrant will, to the extent permitted by applicable law, indemnify each indemnitee that was, is, or is threatened to be made, a party to or a participant in any civil, criminal or administrative proceeding against all expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with any such proceeding. The indemnity agreements also provide each indemnitee with indemnification rights in the case of proceedings brought by or in the right of the Registrant and advancement of expenses incurred by the indemnitee in connection with covered proceedings to the fullest extent permitted by applicable law. The rights provided under the indemnity agreements are in addition to any other rights to which an indemnitee may be entitled under applicable law, the Registrant’s certificate of incorporation or by-laws, or otherwise.

Item 16. Exhibits
     The following is a list of all exhibits filed as a part of this Registration Statement, including those incorporated by reference herein.

Exhibit
No.	Document
1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of Orbitz Worldwide, Inc. (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 11, 2009, and incorporated by reference herein)

3.2	Amended and Restated By-laws of Orbitz Worldwide, Inc., as amended (filed as Exhibits 3.2 and 3.3 to the Company’s Annual Report on Form 10-K filed with the SEC on March 11, 2009, and incorporated by reference herein)

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 6 to the Orbitz Worldwide, Inc. Registration Statement on Form S-1 (File No. 333-142797), filed with the SEC on July 18, 2007, and incorporated by reference herein)

4.2	Form of Senior Debt Indenture**

4.3	Form of Subordinated Debt Indenture**

4.4*	Form of Senior Note

4.5*	Form of Subordinated Note

4.6*	Form of Warrant Agreement

4.7*	Form of Warrant Certificate

4.8*	Form of Purchase Contract Agreement

4.9*	Form of Purchase Contract

4.10*	Form of Unit Agreement

4.11*	Form of Unit Certificate

5.1	Opinion of Davis Polk & Wardwell LLP

12.1	Statement Regarding Computation of Ratios of Earnings to Fixed Charges**

23.1	Consent of Deloitte & Touche LLP**

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1	Powers of Attorney**

25.1*	Statement of Eligibility of Trustee on Form T-1 for Senior Debt Indenture

25.2*	Statement of Eligibility of Trustee on Form T-1 for Subordinated Debt Indenture

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.

**	Previously filed.
Item 17. Undertakings
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(c)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)	The undersigned registrant hereby undertakes:
(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, on October 7, 2009.

Orbitz Worldwide, Inc.
By:	/s/ *
	Name:	Barney Harford
	Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ *	President, Chief Executive Officer and Director	October 7, 2009
Barney Harford	(Principal Executive Officer)

/s/ *	Senior Vice President and Chief Financial Officer	October 7, 2009
Marsha C. Williams	(Principal Financial Officer)

/s/ *	Vice President of Global Accounting and External Reporting	October 7, 2009
John W. Bosshart	(Principal Accounting Officer)

/s/ * Jeff Clarke	Chairman of the Board of Directors	October 7, 2009

/s/ * William C. Cobb	Director	October 7, 2009

/s/ * Richard P. Fox	Director	October 7, 2009

/s/ * Jill A. Greenthal	Director	October 7, 2009

/s/ * William J.G. Griffith	Director	October 7, 2009

/s/ * Paul C. Schorr IV	Director	October 7, 2009

/s/ * Jaynie Miller Studenmund	Director	October 7, 2009

*By:	/s/ James P. Shaughnessy Name: James P. Shaughnessy
Title: Attorney-in-fact

EXHIBIT INDEX

Exhibit
No.	Document
1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of Orbitz Worldwide, Inc. (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 11, 2009, and incorporated by reference herein)

3.2	Amended and Restated By-laws of Orbitz Worldwide, Inc., as amended (filed as Exhibits 3.2 and 3.3 to the Company’s Annual Report on Form 10-K filed with the SEC on March 11, 2009, and incorporated by reference herein)

4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 6 to the Orbitz Worldwide, Inc. Registration Statement on Form S-1 (File No. 333-142797), filed with the SEC on July 18, 2007, and incorporated by reference herein)

4.2	Form of Senior Debt Indenture**

4.3	Form of Subordinated Debt Indenture**

4.4*	Form of Senior Note

4.5*	Form of Subordinated Note

4.6*	Form of Warrant Agreement

4.7*	Form of Warrant Certificate

4.8*	Form of Purchase Contract Agreement

4.9*	Form of Purchase Contract

4.10*	Form of Unit Agreement

4.11*	Form of Unit Certificate

5.1	Opinion of Davis Polk & Wardwell LLP

12.1	Statement Regarding Computation of Ratios of Earnings to Fixed Charges**

23.1	Consent of Deloitte & Touche LLP**

23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1	Powers of Attorney**

25.1*	Statement of Eligibility of Trustee on Form T-1 for Senior Debt Indenture

25.2*	Statement of Eligibility of Trustee on Form T-1 for Subordinated Debt Indenture

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.

**	Previously filed.